UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 30, 2016

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd., Gainey Center II, Suite 100, Scottsdale, AZ	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 305-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

TPI Composites, Inc. (“the Company”) is filing this Amendment No. 2 to the Current Report on Form 8-K filed on January 6, 2017 (as amended, the “Original Report”) solely to refile Exhibits 10.1 and 10.2 to the Original Report in response to comments from the Securities and Exchange Commission (the “SEC”) regarding a confidential treatment request submitted to the SEC with respect to Exhibits 10.1 and 10.2 to the Original Report.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As disclosed in the Original Report, on December 30, 2016, the Company entered into the Amended and Restated Financing Agreement pursuant to which it amended and restated in its entirety the Company’s existing $100.0 million term loan credit facility provided by Highbridge Principal Strategies, LLC as Administrative Agent and Collateral Agent and the lenders from time to time party thereto.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 2.02 of the Original Report is incorporated by reference as if fully set forth herein.

Item 7.01	REGULATION FD DISCLOSURE

The information set forth in Item 7.01 of the Original Report is incorporated by reference as if fully set forth herein.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1*	Amended and Restated Financing Agreement entered into as of December 30, 2016 by and among the Company, certain of its domestic subsidiaries, HPS Investment Partners, LLC as Administrative Agent and Collateral Agent, Capital One, N.A. as Revolving Loan Representative and the lenders from time to time party thereto

10.2*	Amendment No. 5 to the Financing Agreement, entered into as of December 30, 2016, to the Financing Agreement, dated as of August 19, 2014, by and among the Company, certain of its domestic subsidiaries, HPS Investment Partners, LLC as Administrative Agent and Collateral Agent, Capital One, N.A. as Revolving Loan Representative and the lenders from time to time party thereto

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the exhibit to this Current Report on Form 8-K and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TPI COMPOSITES, INC.

April 20, 2017	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer